Exhibit 10.66

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD Amendment to Employment Agreement (this “Amendment”) is made and entered as of this 28th day of March, 2016, (the “Amendment Effective Date”) by and between InspireMD, Inc., a Delaware corporation (the “Company”), and James J. Barry, PhD (the “Executive”) for purposes of amending that certain Employment Agreement dated as of July 14, 2014 and further amended as of January 5 and February 22, 2015, by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 7.5 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties; and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects.

NOW THEREFORE, pursuant to Section 7.5 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.      Section 2.5 of the Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 2.5:

2.5      Temporary Base Salary, Bonus and Business Time Reduction. Notwithstanding the foregoing, the Executive and the Company agree that until the earlier of (i) the end of the Term and (ii) the Company raising an aggregate of $5 million from investors, the Executive shall receive 50% of his base salary and shall be eligible for 50% of any Annual Bonus or other Incentive Compensation. During this period, the Executive shall devote 50% less business time than he ordinarily has devoted or would devote to the Company for the performance of his services hereunder. For the avoidance of any doubt, the parties agree that this reduction in compensation and business time shall not qualify as “Good Reason” as that term is defined in Exhibit A hereto.

2.      Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

3.      In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

* * * * * * * * * *

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Employment Agreement as of the Amendment Effective Date.

THE COMPANY:

INSPIREMD, INC.

By: /s/ Alan W. Milinazzo
Name: Alan W. Milinazzo
Title: President and Chief Executive Officer

EXECUTIVE:

/s/ James J. Barry PhD
James J. Barry PhD